Exhibit 10.1

FEE SETTLEMENT AGREEMENT

This Fee Settlement Agreement (“Agreement”) is made and entered into as of October 7, 2020 (“Agreement Date”), by and between Jaguar Health, Inc., a Delaware corporation (the “Company”), and Atlas Sciences, LLC, a Utah limited liability company (“Atlas”).

RECITALS

WHEREAS, the Company and Atlas are parties to that certain license agreement, dated April 15, 2020, by and between the Company and Atlas with respect to certain patents and patent applications relating to the Company’s NP-500 drug product candidate and the first amendment to such agreement dated July 30, 2020 (as amended, the “License Agreement”);

WHEREAS, pursuant to the License Agreement, the Company agreed to initiate a proof of concept Phase 2 study of NP-500 under an investigational new drug (“IND”) application with the U.S. Food and Drug Administration or an IND-equivalent dossier under appropriate regulatory authorities (the “Phase 2 study”) on or before October 15, 2020 (the “Study Initiation Deadline”) and pay Atlas a trial delay fee equal to $2,515,000 (the “Trial Delay Fee”) if the Company fails to initiate the Phase 2 study by the Study Initiation Deadline (“Fee Payment Obligation”);

WHEREAS, as a complete settlement and satisfaction of the Fee Payment Obligation, the Company has offered, subject to the terms and conditions hereof, to pay the Fee Payment Obligation by issuing and delivering to Atlas (i) 2,000,000 shares (the “Settlement Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) pre-funded warrants to purchase 6,218,954 shares of Common Stock (the “Settlement Warrants” and, together with the Settlement Shares, the “Settlement Securities”);

WHEREAS, Atlas is willing to accept the Company’s offer to pay in kind the Fee Payment Obligation by delivering the Settlement Securities to Atlas as complete settlement and satisfaction of the Fee Payment Obligation, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.              ISSUANCE OF SHARES IN FULL SATISFACTION OF THE FEE PAYMENT OBLIGATION.  Subject to the terms and conditions of this Agreement the Company will issue to Atlas (a) the Settlement Shares and (b) the Settlement Warrants, which Settlement Warrants shall be in the form set forth in Exhibit A hereto, in full satisfaction and accord for the Fee Payment Obligation.

2.              CONDITIONS PRECEDENT. The following are the conditions precedent to Atlas’s obligations under Section 6 of this Agreement:

a.              Atlas shall receive a fully executed copy of this Agreement.

b.              The representations and warranties of the Company contained in this Agreement are true and correct in all material respects on the date hereof.

c.               Upon execution of this Agreement, the Company shall deliver or cause to be delivered to Atlas the Settlement Securities.

3.              Mutual Representations and Warranties. Each of the Company and Atlas hereby represents and warrants that:

a.              It is duly authorized to execute this Agreement and has all requisite power, authority, and approval required to enter into, execute, and deliver this Agreement;

b.              This Agreement is the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws or equitable principles limiting to the rights of creditors generally); and

c.               It has the right to enter into this Agreement without the consent of any third party (other than consents which have been obtained) and the execution and delivery of this Agreement does not violate any agreement to which such party is a party or otherwise bound (after giving effect to contemporaneous amendments and consents to any such agreements).

4.              Company’s Additional Representations and Warranties. The Company represents and warrants that:

a.              The Settlement Shares are duly authorized, and when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.  The Settlement Warrants are duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of this Agreement, including receipt of consideration therefor, will be valid and binding obligations of the Company.  The shares of Common Stock issuable upon exercise of the Settlement Warrants (the “Warrant Shares”) have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

b.              The Company has prepared and filed a registration statement on Form S-3 (File No. 333-248763) (the “Registration Statement”) in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), which became effective on September 23, 2020, including a base prospectus (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement and will file a supplement to the Base Prospectus complying with Rule 424(b) of the Securities Act upon issuance of the Settlement Securities (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

c.               The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Securities and Exchange Commission (the “Commission”) and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.

d.              At the time the Registration Statement and any amendments thereto became effective, and at the Agreement Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Agreement Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

e.               The Company was at the time of the filing of the Registration Statement eligible to use Form S-3.

5.              Atlas’s Additional Representations and Warranties. Atlas represents and warrants that:

a.              Atlas is obtaining the Settlement Securities for its own account and Atlas has no present intention of distributing or selling the securities except as permitted under the Securities Act and applicable state securities laws.

b.              Atlas has sufficient knowledge and experience in business and financial matters to evaluate the Company, its proposed activities and the risks and merits of this investment. Atlas has the ability to accept the high risk and lack of liquidity inherent in this type of investment. Atlas has conducted its own independent investigation of the Company and has reached its own conclusions regarding the risks and merits of this investment. Atlas is not relying upon any representations or warranties from the Company except as explicitly set forth herein.

c.               Atlas had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. Atlas has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

d.              Atlas has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Atlas acknowledges that no other representations or warranties, oral or written, have been made by Company or any agent thereof except as set forth in this Agreement.

6.              ATLAS’S OBLIGATIONS AND AGREEMENTS.  Upon satisfaction (or waiver by Atlas) of the conditions precedent in Section 2 of this Agreement (the “Effective Date”), Atlas agrees that:

a.              The Fee Payment Obligation shall be deemed paid in full and extinguished;

b.              Atlas will promptly deliver such documents and take such other actions as Company may request in order to effectuate the termination of the Fee Payment Obligation; and

c.               Atlas will reflect on its books and records that the Fee Payment Obligation has been paid in full.

7.              MUTUAL RELEASE AND WAIVER. In consideration of the agreements set forth herein, each of the Company and Atlas, on its own behalf and on behalf of its subsidiaries and controlled affiliates and its and their successors and assigns (collectively referred to as “Releasor”), hereby releases and forever discharges the other party and their respective affiliates, and all of their respective equityholders, members, managers, partners, officers, directors, board designees, board observers, agents, representatives, employees, consultants and advisors (collectively referred to as “Releasee”), from any and all claims, counterclaims, demands, debts, actions, causes of action, suits, expenses, costs, attorneys’ fees, damages, indemnities, obligations and/or liabilities of any nature whatsoever (collectively, “Released Claims”), whether known or unknown, which Releasor ever had, now has or hereafter may have against Releasee in any way arising out of, connected with or related to the Fee Payment Obligation.  Releasor covenants not to bring any Released Claim, demand or proceeding arising out of or related to any Released Claim released hereby. For the avoidance of doubt, nothing contained herein shall release any obligations of Releasee under this Agreement.

8.              NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) if delivered on a business day during normal business hours where such notice is to be received, or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received)); or (iii) one (1) business day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Jaguar Health, Inc.
200 Pine Street, Suite 400
San Francisco, California 94104
E-mail: lconte@jaguar.health
Attention: Lisa A. Conte, President and CEO

With a copy (that shall not constitute notice) to:
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, CA 94105
E-mail: DReinke@reedsmith.com
Attention: Donald Reinke, Esq.

If to Atlas:
Atlas Sciences, LLC
Attn: John Finlayson
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan Hansen
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043

or at such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email account containing the time, date, recipient email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

9.              MISCELLANEOUS.

a.              Arbitration of Claims. The Parties shall submit all claims, disputes and causes of action (each, a “Claim”) arising under this Agreement or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to rules of the American Arbitration Association. Within seven (7) calendar days of initiation of arbitration by either Party, Atlas will provide a list of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) arbitrators, the “Proposed Arbitrators”). Within five (5) calendar days after Atlas has submitted to the Company the names of the Proposed Arbitrators, the Company must select by written notice to Atlas, one (1) of the Proposed Arbitrators to act as the arbitrator. If the Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Atlas may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to the Company. The arbitrator shall be instructed to complete and shall complete the arbitration within six (6) months of commencement and shall only allow limited discovery on issues directly related to the applicable Claims. The parties hereby acknowledge and agree that the arbitration provisions set forth in this Section 9(a) (the “Arbitration Provisions”) are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, the Company represents, warrants and covenants that the Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that the Company will not take a position contrary to the foregoing representations. The Company acknowledges and agrees that Atlas may rely upon the foregoing representations and covenants of the Company regarding the Arbitration Provisions.

b.              Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with this Agreement, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action  outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, the Company covenants and agrees to name Atlas as a party in interest in, and provide written notice to Atlas prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement) that is related in any way to this Agreement or any transaction contemplated herein, and further agrees to timely name Atlas as a party to any such action. The Company acknowledges that the governing law and venue provisions set forth in this Section 9(b) are material terms to induce Atlas to enter into this Agreement and that but for the Company’s agreements set forth in this Section 9(b) Atlas would not have entered into this Agreement.

c.               Severability. If any provision of this Agreement or portion thereof is determined by a court of competent jurisdiction, or declared under any law, rule or regulation of any government having jurisdiction over the parties hereto, to be invalid, illegal or otherwise unenforceable, then such provision will, to the extent permitted by the court or government not be voided but will instead be construed to give effect to its intent to the maximum extent permissible under applicable law and the remainder of this Agreement will remain in full force and effect according to its terms.

d.              Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement of the parties concerning its subject matter and supersedes any and all prior or contemporaneous, written or oral negotiations, correspondence, understandings and agreements, between the parties respecting the subject matter of this Agreement. No supplement, modification or amendment to this Agreement shall be binding unless evidenced by a writing signed by the party against whom it is sought to be enforced. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

e.               Execution; Counterparts. This Agreement shall not be binding in whole or in part upon the parties unless and until duly executed by or on behalf of both parties hereto, in which event this Agreement shall be effective as of the Effective Date. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument enforceable in accordance with its terms and all of which shall constitute but one and the same agreement of the parties.

f.                Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

g.               Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Agreement Date.

JAGUAR HEALTH, INC.

By:	/s/ Lisa Conte
Name: Lisa Conte
Title: President and CEO

ATLAS SCIENCES, LLC

By:	/s/ John Finalyson
Name: John Finalyson
Title: President